[Skadden Letterhead]

                                                                July 24, 2003



The Gabelli Utility Trust
One Corporate Center
Rye, New York 10580-1422

                           Re:      The Gabelli Utility Trust
                                    Registration Statement on Form N-2
                                    ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to The Gabelli Utility Trust, a statutory trust (the "Trust") created under the Delaware Statutory Trust Act (the "Delaware Statutory Trust Act"), in connection with the registration of up to 1,200,000 shares of the Trust's [__]% Series A Cumulative Preferred Shares, liquidation preference $25.00, par value $0.001 per share, and 2,000 shares of the Trust's Series B Auction Market Preferred Shares, liquidation preference $25,000, par value $0.001 per share (each such series individually, a "Series of Preferred Shares" and together, the "Preferred Shares").

                  This opinion is being furnished in accordance with the requirements of Item 24 of the Form N-2 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

                  In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act, on Form N-8A, dated February 26, 1999, as filed with the Securities and Exchange Commission (the "Commission"); (ii) the Registration Statement of the Trust relating to the Preferred Shares on Form N-2 (File Nos. 333-105500 and 811-09243), as filed with the Commission on May 23, 2003 under the 1933 Act and the 1940 Act, Pre-Effective Amendment No. 1 thereto, as filed with the Commission on July 18, 2003, and Pre-Effective Amendment No. 2 as filed with the Commission on July 24, 2003, under the 1933 Act (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registration Statement"); (iii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Trust, as issuer, Gabelli Funds, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iv) specimen certificates representing each Series of Preferred Shares; (v) the Amended Certificate of Trust, as certified by with the Secretary of State of Delaware, and the Agreement and Declaration of Trust of the Trust, dated as of March 29, 1999, as currently in effect (the "Agreement and Declaration of Trust"); (v) the Statement of Preferences setting forth the rights, powers, terms and preferences of each Series of Preferred Shares; (vi) the By-Laws of the Trust, as currently in effect; and
(vii) certain resolutions of the Board of Trustees of the Trust relating to the creation, issuance and sale of the Preferred Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Underwriting Agreement will be executed in substantially the form reviewed by us and that the share certificates representing the Preferred Shares will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

                  Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Statutory Trust Act.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the 1933 Act; (ii) the Underwriting Agreement has been duly executed and delivered; (iii) certificates representing the Preferred Shares in the forms of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Shares and registered by such transfer agent and registrar; and (iv) the Preferred Shares have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Preferred Shares as contemplated by the Underwriting Agreement, the issuance and sale of the Preferred Shares will have been duly authorized and the Preferred Shares will be validly issued, fully paid and nonassesable, except as provided in the last sentence of Section 3.7 of the Agreement and Declaration of Trust, which provides that the Trust may cause its shares of beneficial interest, including the Preferred Shares, to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, shareholder servicing or similar agent, a pro rata amount as the Trust may determine, by setting off such charges due from each shareholder from declared but unpaid dividends or distributions owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                     Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP